Exhibit 99.3 Cano Health – Long Range Plan Update April 2024

Disclaimer GENERAL: This presentation (“Presentation”) is for informational purposes only to assist investors, prospective investors and other parties (“Recipients”) in making their own evaluation with respect to Cano Health, Inc. (“Cano Health” or the “Company”, “our” or words of similar import). The information contained herein does not purport to be all‐inclusive, and neither the Company nor any of its nor any of its respective affiliates, directors, officers, employees, agents, shareholders or advisors (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the information contained in this Presentation. Certain information contained in this Presentation relates to or is based on studies, publications, surveys, and the Company’s own internal estimates and research. To the extent available, the industry, market and competitive position data contained in this Presentation are sourced from official or third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. The Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in this Presentation may be sourced from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the markets in which the Company operates. This data and its underlying methodology and assumptions have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this Presentation. In addition, certain data and other information included in this Presentation are based on a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. The Company has not yet completed its quarter financial close processes for the quarter ended March 31, 2024. The preliminary, estimated financial results presented herein have not been audited and are based on information currently available to the Company. Accordingly, such results are subject to revision as a result of the Company’s completion of its normal quarter accounting closing procedures, including customary reviews and approvals, asset recoverability accounting analysis, the execution of its internal controls over financial reporting, final adjustments and other developments arising between now and the time that our financial results for the three months ended March 31, 2024 are finalized. As such, the Company's actual results may materially vary from the preliminary results presented in this Presentation. FORWARD-LOOKING STATEMENTS: Statements made in this Presentation that reflect our current view about future events and financial performance are hereby identified as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements can be identified by terms and phrases such as “guidance,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions, and include, without limitation, our anticipated results of operations, including our long-range financial forecast for 2024 through 2028, including total membership, total revenue, medical cost ratio, Adjusted EBITDA, total medical centers, interest expense, stock-based compensation expense, de novo losses and capital expenditures, our business strategies, our projections with respect to third-party medical costs and capitated revenue, and our expectations regarding membership growth; our prospects and plans, and other aspects of our operations or operating results, as well as (i) the Company’s Cost Transformation Program and the expected benefits from such activities, such as from the strategic terminations, the renegotiation of risk sharing arrangements and unprofitable center closings (including, without limitation, increases in the Company’s underwriting margin and reduced SG&A and DPE expenses and lower 3rd party patient expense and the expected $290 million of annualized savings to be achieved by 2024); (ii) the Company’s opportunity to grow into other attractive markets once the current business is stabilized; (iii) the expected impact of V28 being an underwriting margin headwind of roughly $90 million; and (iv) the Company’s financial projections and forecasts for FY 2024-2028. We caution readers of this Presentation that such “forward-looking statements,” including without limitation, those relating to our future business prospects, revenue, costs and expenses, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this Presentation or in other statements attributable to us. These forward-looking statements are estimates reflecting our judgment, assumptions and estimates which are inherently uncertain and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements,” including, without limitation (a) the Company’s Chapter 11 cases, including, without limitation, the outcome thereof and the Company’s expectations as to receipt of and timing for the bankruptcy court approvals and the timing and emergence from the proceedings, as well as the expected benefits of the proceedings; (b) delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to (i) realize on our EBITDA opportunities from cost saving initiatives, such as due to lower than expected patient utilization rates; (ii) grow our membership, such as due to higher than expected competition for our patients’ services;; (iii) improve our profitability, enhanced cash flow, and/or liquidity, such as due to unexpected demands on our cash resources, higher than expected expenses and interest payments and/or lower than expected revenues; and/or (iv) achieve our long-range forecast and projections, such as due to one or more of the reasons set forth above and/or as described in the risk factors in our 2023 Form 10-K, as defined below and our Quarterly Reports on Form 10-Q filed during 2023 and 2024. Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which it will operate in the future and there can be no assurance that the information or data contained in this Presentation is reflective of the Company’s actual future performance to any degree. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward‐looking statements include, among other, a wide variety of significant business, economic, competitive, and other risks, and uncertainties, including, but not limited to, various factors beyond management's control including general economic, market and industry conditions and other risks, as well as factors associated with companies, such as the Company, that are engaged in the healthcare industry; competition in the Company’s industry; changes to federal and state laws and regulations; failure to develop new technology and products; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to predict and control our medical cost ratio, SG&A and DPE expenses and other costs; our ability to integrate our acquisitions and achieve desired synergies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; developments and uncertainties related to the DCE program; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and/or our ability to grow our business; and our ability to recruit and retain qualified team members and independent physicians. 2

Disclaimer (cont.) FORWARD-LOOKING STATEMENTS (cont.): Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (the “2023 Form 10-K”) and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 and 2024 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home). New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. This Presentation also contains certain financial projections, which constitutes forward‐looking information, and includes certain estimates and assumptions about expected medical costs, SG&A and DPE expenses and related savings and recent acquisitions and other transactions and should not be relied upon as necessarily being indicative of future results. Actual results may differ materially from the results contemplated by the financial projections contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation as to the accuracy or completeness of such information or by any person that the results reflected in such projections will be achieved. This Presentation speaks as of the date hereof or as of any such other date as expressly identified in this Presentation and shall not be deemed to be an indication of the state of affairs of, or the absence of any change or development in, the Company at any other point in time. NON-GAAP FINANCIAL MEASURES: This Presentation uses certain non-GAAP financial measures such as Underwriting Margin, Adjusted EBITDA, Adjusted EBITDA Margin %, Pro Forma EBITDA, PF EBITDA Margin % and Unlevered Free Cash Flow that are defined and reconciled to their most directly comparable GAAP measures in the appendices attached. These non-GAAP financial measures are not substitutes for their most directly comparable GAAP measures. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such non-GAAP financial information in this Presentation or any related discussion should not be regarded as a representation or warranty by the Company or any of its Representatives as to the accuracy or completeness of such information’s portrayal of the Company’s financial condition or results of operations and should not be relied upon in the absence of reviewing the Company’s GAAP results, such as those presented in its Form 10-Ks and Form 10-Qs. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful supplemental information in evaluating the performance of our business and provide greater understanding with respect to the results of our operations. We also believe these non-GAAP financial measures facilitate company-to-company operating performance comparisons by backing out interest expense, taxes, amortization, depreciation, certain non-recurring charges unrelated to operating performance and certain other adjustments. The Company's management uses certain of these non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool, when used in combination with GAAP measures, for our management and investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Management believes that the non-GAAP financial measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. We do not consider these non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Accordingly, the Company believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The non- GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC. A reconciliation of the Company’s non-GAAP measures to their most directly comparable GAAP measures is available in the appendices attached to this Presentation. However, pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC’s Regulation S-K, we have not reconciled our expectations as to these non-GAAP financial measures for future periods to their most directly comparable GAAP financial measures because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP financial measures. You should review our financial statements filed with the SEC, and not rely on any single financial measure to evaluate our business. See the Appendix for further information on the definition of the non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures. 3

Table of Contents Liquidity Update 4 1 2 2 Overview of Cano LRP (March update) 6 4

Liquidity Update 5

Illustrative Liquidity Outlook (as of w/e 4/7/24) Liquidity Forecast Key Takeaways ($ millions) • The forecast liquidity balance for w/e 6/2 is APPROVED DIP BUDGET (AS OF W/E 02/04) A Actualized ~$13M higher than the Approved ACTUALS (AS OF W/E 03/31) Subsequent DIP budget (submitted w/e CURRENT LIQUIDITY FORECAST (AS OF W/E 04/07) 146M $150M 3/10), driven by higher operating cash flow: Final DIP Funding APPROVED SUBSEQUENT DIP BUDGET (AS OF W/E 03/10) on 3/10 • $0.8M increase in total receipts 136M $140M 131M 131M 130M • $12.7M lower operating costs, 131M $130M primarily due to ($10.7M) lower $120M operating disbursements, provider 113M 109M payments, and CTA timing, and payroll $110M 100M 114M 101M 111M & benefits ($2M) B $100M 105M 96M• Compared to the original Approved DIP B 98M $90M Budget (submitted w/e 2/4), total liquidity 91M 88M by w/e 4/28 is forecast to be ~$5M higher 86M $80M 85M 81M driven by: 76M $70M A 73M 73M − ~$19M of improved operating cash flow; 62M offset by the ($12M) of incremental cash $60M 64M 59M collateral posting requirement related to $50M 49M the ACO REACH surety bond and ($2M) in $40M higher noticing fees 43M 38M $30M 33M 31M $20M $10M $0M 2M FEB-4 FEB-18 MAR-3 MAR-17 MAR-31 APR-14 APR-28 MAY-12 MAY-26 JUN-9 6

Cano LRP – March Update 7

Overview of Cano’s March LRP refresh In November 2023, Cano management worked with its advisors to develop its initial Long Range Plan (the “Nov LRP”) through FY 2028. The • Nov LRP was presented to various lenders under NDA and their advisors, and assumed an out-of-court restructuring would be achieved The Nov LRP was updated in January of 2024 to overlay the projected impacts of a Chapter 11 filing, resulting in a revised LRP (the “BK LRP”) • Subsequently, Cano management worked with its advisors to update the BK LRP (“March LRP”) to reflect the following: • Further refinement to the DPE + SG&A cost reduction to align with latest Cost Transformation Program assumptions − Adjustments to revenue PMPM, third party medical cost PMPM and membership, based on the additional two months of payor data received − since the BK LRP was finalized An increase in the ACO Reach financial assumptions to tie with the business unit’s updated 2024 budget − Incorporation of January actuals − Other adjustments to incorporate additional information received since the BK LRP was finalized − The March LRP base case does not reflect potential impact of any M&A paths currently being evaluated • The March LRP base case currently does not reflect potential impact of cash taxes throughout the forecast period. Estimates of future cash tax • obligations remain subject to the finalization of more holistic tax structuring analysis currently ongoing with KPMG / Weil tax 8

Overview of Cano Health Updated March LRP

$millions	Forecast FY'24	Forecast FY'25	Forecast FY'26	Forecast FY'27	Forecast FY'28
# Plan Members (av. Over 12-mths)	***243K***	***248K***	***250K***	***252K***	***255K***
Total Revenue	**2,797**	**2,885**	**2,930**	**2,990**	**3,045**
Third-Party Medical Costs	2,416	2,394	2,425	2,435	2,455
Underwriting Margin - (Net Rev)	**381**	**491**	**505**	**555**	**590**
Medical Claims Ratio %	*89%*	*85%*	*85%*	*83%*	*83%*
Total DPE + SGA	**(405)**	**(372)**	**(382)**	**(390)**	**(397)**
Adjusted EBITDA[1]	**(10)**	**125**	**129**	**171**	**199**
Adj. EBITDA Margin %[1]	*(3%)*	*25%*	*26%*	*31%*	*34%*
Unlevered Free Cash Flow[1,2]	**(157)**	**87**	**105**	**140**	**175**
Cash From Operations[2]	**(167)**	**75**	**83**	**118**	**152**

For FY'24, Unlevered Free Cash Flow and Cash From Operations includes projected restructuring/chapter 11 related expenditures of $108 million and forecasted expenditures associated with the implementation of cost savings actions of $16 million

ACO REACH

$millions	Forecast FY'24	Forecast FY'25	Forecast FY'26	Forecast FY'27	Forecast FY'28
Underwriting Margin - (Net Rev)	**78**	**76**	**76**	**76**	**76**
Adjusted EBITDA[1]	**26**	**24**	**23**	**23**	**22**

Note: 1. "Adjusted EBITDA", "Adj. EBITDA Margin %" and "Unlevered Free Cash Flow" are non-GAAP financial measures that are defined and, for completed periods, reconciled to their most directly comparable GAAP measures in the Appendix 2. March LRP projections currently exclude potential future cash tax obligations. Such estimates remain subject to ongoing tax structuring work and will be incorporated in due course. Pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC's Regulation S-K, we have not reconciled our expectations as to these non-GAAP financial measures for future periods to their most directly comparable GAAP financial measures because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control.

Key Differences March LRP vs. BK LRP

- ***Aggregate Total Revenue for 2024-28 is up 3% vs the BK LRP driven by a 1% increase in Medicare Advantage membership and improvement in ACO REACH outlook***
- ***2024-28 Underwriting Margin increased by 5% compared to the BK LRP driven by higher Total Revenue growth offset by slightly higher 3PMC Costs***
- ***DPE & SGA is in line with prior BK LRP plan, as further identification of cost savings offset the Go-Get; now $109M of the $128M targeted cost savings are identified or implemented***
- ***Cumulative Adj. EBITDA increase of ~$100m over 5-year period through 2028, primarily due to improved outlook for ACO REACH***

CanoHealth

9

FY24 Adjusted EBITDA: Impact of Adjustments

Chart in $millions

2024 Adj. EBITDA Bridge: BK LRP to March LRP



($3.9M) decline in Underwriting Margin[1]
offset by...
$11.6M improvement in DPE + SG&A
(18.2M)
8.3M
A
6.6M
B
(18.8M)
C
10.3M
D
6.4M
E
5.2M
F
(10.3M)
G
(10.4M)
BK LRP Adj EBITDA
ACO Reach
Plan Underwriting Margin
Other Revenue
Provider Payment
Payroll & Benefits
Other
Go-Get
March LRP Adj EBITDA

Commentary

The net improvement in FY24 Adj. EBITDA from BK LRP to March LRP is ~$7.7M:

- **A** **ACO REACH** improvement of $8.3M driven by $20M higher revenue (higher member count of 6,700 and U/W Margin PMPM improvements) offset by an ($11.7M) increase in DPE + SG&A (higher provider payments and higher payroll & benefits)
- **B** **Plan U/W Margin** improved by $6.6M
  - $18.8M Jan'24 outperformance across MA, Medicaid, and ACA
  - $0.3M in plan improvements across MA, Medicaid and ACA
  - $1.8M increase related to non-risk and MRA
  - Offset by ($14.3M) from stop loss insurance expense
- **C** **Other Revenue** is down ($18.8M) due to:
  - $12M decrease in FFS revenue to reflect the updated number of staff medical centers for 2024
  - $7M decrease in Pharmacy to refine assumptions for volume absorption associated with pharmacy closures
- **D** **Provider Payments** decreased by $10M after additional analysis was performed around the plans/providers that Cano was moving forward with. This does not include the impact from any additional terminations of MSOs that may occur in 2024 and has no corresponding decrease in underwriting margin
- **E** **Payroll & Benefits** is down $6.4M as the result of further identification of cost reductions from the Cost Transformation Program, which reduces the Go-Get
- **F** **Other** cost areas have been reduced by $5.2M as the result of the identification of cost reductions from the Cost Transformation program, which reduces the Go-Get
- **G** **Go-Get** reduction reflects cost savings being applied to the appropriate DPE and SG&A cost categories instead of the Go-Get bucket

CanoHealth

Notes: 1. ACO REACH improvement shown above represents the full Adj EBITDA improvement in the forecast for this business unit, not only solely underwriting margin

10

Gross Revenue & Underwriting Margin: March LRP vs BK LRP

Gross Revenue



BK LRP
March LRP
3,100
3,000
2,900
2,800
2,700
2,600
2,500
+3%
2,724
2,797
2,816
2,885
2,861
2,930
2,919
2,990
2,970
3,045
2024
2025
2026
2027
2028

Underwriting Margin



BK LRP
March LRP
600
500
400
300
200
100
0
+1%
376
381
455
491
483
505
532
555
564
590
2024
2025
2026
2027
2028

All charts in $millions

Commentary

- Gross revenue in FY'24 increased by $73M from the Mar LRP vs. BK LRP: (a) $92M driven by updated ACO assumptions and (b) $2M net impact from further plan-level forecasting refinements, offset by $21M lower FFS and Other revenue
  - **a) ACO:** Primarily driven by higher member count and PMPM improvement driven by termination of underperforming providers, offset by $72M in higher 3rd party medical costs
  - **b) Plan refinements:** $2M net impact from further plan-level refinements include lower member counts (~15K/month) offset by higher CapRev PMPM rates (+$86 PMPM)
- $5M increase in FY'24 Underwriting Margin Mar LRP vs. BK LRP: (a) $6M increase from plan-level refinements and $20M from ACO, offset by (b) ($21M) decline in FFS and Other Revenue
  - a) Majority of the $6M improvement across the plans were driven by ACA (+$9M), $7M from plan refinements and $2M from updated non-risk assumptions
  - b) ($21M) decline in FFS and other is attributed to Pharmacy closures and reduced number of center locations

CanoHealth

11

Managing third-party medical costs key to driving underwriting margin growth Key Metrics by Service Offering 2024 2025 2026 2027 2028 Staff Medicare Advantage Members 62,004 67,012 68,855 70,576 72,164 Capitated Revenue PMPM $ 1,341 $ 1,367 $ 1,391 $ 1,412 $ 1,430 Third Party Medical Cost PMPM $ 1,087 $ 1,039 $ 1,091 $ 1,077 $ 1,075 MCR 81.0% 76.0% 78.4% 76.3% 75.2 % Affiliate Medicare Advantage Members 35,392 36,220 35,581 36,301 37,032 Capitated Revenue PMPM $ 1,162 $ 1,156 $ 1,157 $ 1,158 $ 1,158 Third Party Medical Cost PMPM $ 1,158 $ 1,078 $ 1,015 $ 993 $ 976 MCR 99.7% 93.3% 87.8% 85.8% 84.3 % ACO REACH + COMMERCIAL ACO Members 93,353 92,339 92,339 92,339 92,339 Capitated Revenue PMPM $ 981 $ 963 $ 963 $ 963 $ 963 Third Party Medical Cost PMPM $ 912 $ 894 $ 894 $ 894 $ 894 MCR 92.9% 92.9% 92.9% 92.9% 92.9 % MEDICAID Members 36,241 37,391 37,832 37,832 37,832 Capitated Revenue PMPM $ 249 $ 250 $ 251 $ 251 $ 254 Third Party Medical Cost PMPM $ 204 $ 186 $ 186 $ 186 $ 186 MCR 82.1% 74.4% 74.4% 74.2% 73.4 % ACA Members 15,545 15,232 15,412 15,412 15,412 Notes: PMPM rates do not include MRA Accruals 12

Cost Profile: Nov LRP vs BK LRP

Charts in $millions

DPE & SG&A Cost Profile


BK LRP
March LRP
800
600
400
200
0
677
644
(37%)
425 405
370 372
381 382
390 390
398 397
2022
2023
2024
2025
2026
2027
2028

Cum. In Month Savings ($M)


12
10
8
6
4
2
0
1.2
1.1
4.0
3.9
8.9
8.8
9.8
9.8
10.7
Mar 2024 Est.
Jan 2024 LRP
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25

Initiatives by Stage Gate ($M)


128
128
128
55
73
41
37
2
35
13
19
2
3
53
51
0.Go-Get
1.Identified
2.Validated
3.In Progress
4.Implemented
Orig Est.
Jan LRP
Mar Est.

Commentary

- Approximately $162M of annualized savings are considered implemented prior to year-end 2023, leaving the Cano and Alix teams with a remaining target of $128M
- March LRP projects $128M in annualized savings initiatives will be implemented during 2024, with in-year realization of ~$87M
- ~$51M of savings implemented to-date consists mainly of:
  - Exiting of dark leases (~$16M)
  - Closure of select MA staffed centers (~$10M)
  - Realization of headcount initiatives (~$7M)
  - 3rd-party vendor spend reduction (~$10M)
  - MSO provider and other expense reductions (~$8M)
- In Progress initiatives largely consist of further headcount reductions (~$13M), center closures & consolidations (~$13M), and ongoing reduction of 3rd party spend (~$27M)
- Go-get has been reduced from $55M to $41M (Jan LRP) from dark leases and further down to $19M[1] thru additional center closures and incremental G&A and Ops HC and 3PS reductions

CanoHealth

Notes: 1. For business plan modeling purposes, initiatives considered 'identified' in the savings pipeline remain grouped with go-get until they have passed to the 'validated' stage gate; hence, the March LRP business plan model still refers to $25M of savings as 'go-get' rather than the $19M referenced above.

13

Liquidity Outlook: March LRP vs BK LRP Liquidity through Dec-28 Commentary $500M• Liquidity increased by ~$80M over the forecast period, A Mar LRP Liquidity BK LRP Liquidity driven by ~$112M from operational improvements, offset 446 by ($8M) higher cash interest, ($12M) from the ACO Reach $400M +80 surety bond collateral, and ($12M) from Contract Cures & 366 MSP Share Distributions A 303 $300M− $112M of operational improvements primarily due to underwriting margin improvement ($130M ACO, $88M plan improvements, offset by lower ($106M) FFS & 194 243 $200M Other) 151 120 • March LRP liquidity outlook illustratively assumes the 152 $100M 74 126 following capital structure upon emergence: 42 − $50M RCF commitment, of which $25M assumed 54 drawn at emergence and repaid in FY2025; thereafter $0M remaining undrawn throughout the forecast period − $211M of term loan debt, interest on which is ($100M) Jan-24 Jul-24 Jan-25 Jul-25 Jan-26 Jul-26 Jan-27 Jul-27 Jan-28 Jul-28 Dec-28 assumed to be partially paid-in-kind for 12 months following emergence in accordance with the terms of the Exit Facility in the Restructuring Term Sheet and then cash pay thereafter Chart in $millions 14

Appendix 15

Non-GAAP Financial Measures Reconciliation

	($ in millions)	2023	2022	2021
	Total revenue	**3,137.8**	**2,738.9**	**1,609.4**
	Third-party medical costs	(2,830.4)	(2,062.4)	(1,231.0)
	Underwriting Margin[1]	**307.4**	**676.5**	**378.4**
	Net income (loss)	**(1,098.9)**	**(428.4)**	**(116.7)**
	Interest expense, net	114.2	62.5	51.3
	Income tax expense (benefit)	(1.8)	2.2	-
	Depreciation and amortization expense	186.6	90.6	49.4
	EBITDA[1]	**(799.9)**	**(273.1)**	**(16.0)**
A	Stock-based compensation	8.2	54.8	28.0
	Goodwill impairment loss	442.9	323.0	-
B	Transaction costs	33.5	34.4	48.3
C	Restructuring and other	19.8	10.8	7.9
D	Change in FV of contingent consideration	(2.8)	(5.0)	(11.7)
E	Loss on extinguishment of debt	-	1.4	13.1
F	Change in FV of warrant liabilities	(7.4)	(72.8)	(82.9)
	Reserve on other assets	62.0	-	-
	Adjusted EBITDA[1][2]	**(243.7)**	**73.5**	**(13.3)**
	Adjusted EBITDA margin % [1]	*(79.3%)*	*10.9%*	*(3.5%)*
	Cash flow from operations	**(129.0)**	**(146.3)**	**(118.0)**
	Add: Interest expense, net[3]	91.0	62.5	51.3
	Less: CapEx	(19.2)	(49.5)	(34.4)
	Unlevered Free Cash Flow[1]	**(57.2)**	**(133.3)**	**(101.1)**

- A Represents non-cash compensation charges
- B Represents legal expenses, professional fees, and expenses directly related to staff needed to support acquisition activity
- C Includes one-time legal, IT, severance and various other non-recurring items
- D Represents the non-cash change in the value of contingent considerations related to acquired practices
- E Represents costs related to amended or previously repaid debt
- F Represents non-cash impact from change in warrant liabilities

1. Underwriting Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin % and Unlevered Free Cash Flow are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies
2. Adjusted EBITDA is a non-GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
3. "Interest expense, net" is shown net of interest paid in kind during 2023 of $23.2 million.

Note: Differences in the included tables are due to rounding and are not significant.

CanoHealth
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